TEMPLETON RUSSIA FUND, INC.
                            SHARE REPURCHASE PROGRAM
                             FROM 4/1/01 TO 09/30/01


                                                                                         CLOSING
                                                                                         MARKET
                                                                              COST       VALUE        NET ASSET      DISCOUNT % OF
                                              DATE                   TOTAL     PER       AS OF       VALUE AS OF       MARKET TO
                                           REPURCHASED    SHARES      COST    SHARE    TRADE DATE    TRADE DATE     NET ASSET VALUE
-----------------------------------------------------------------------------------------------------------------------------------
Shares Repurchased during the period:/1/                  35,800    $399,317

                                           04/03/2001     14,200    $151,869   10.70      10.32         13.06             21%
                                                        --------    --------
TOTAL SHARES REPURCHASED FOR
 CURRENT PERIOD:                                          14,200     151,869
                                                        --------   ----------
TOTAL SHARES REPURCHASED SINCE INCEPTION:                 50,000    $551,186

PERCENTAGE OF SHARES REPURCHASED SINCE
  INCEPTION OF THE REPURCHASE PROGRAM:                       0.9%
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1.  INCEPTION DATE OF REPURCHASE PLAN IS 11/29/00.